UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 3, 2007

ACRONGENOMICS INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-49833

(Commission File Number)

52-2219285

(IRS Employer Identification No.)

14, Rue Kleberg, CH-1201 Geneva, Switzerland

(Address of principal executive offices and Zip Code)

41 22 71 65 300

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective September 3, 2007, we appointed Dr. Dimitri Goundis as our Chief Executive Officer.

Dr. Goundis holds a Ph.D. in Biochemistry from the University of Oxford, a B.Sc. in Chemistry/Biochemistry from the University of London and a Certificate in Investment Management from the London Business School. From 1988 until 2006, he spent several years in the Pharmaceutical Industry, both in big Pharma (e.g. Hoffman La Roche) and in start-up companies, first The Medicines Company Inc., and then Speedel AG. He started at Hoffman La Roche in Research, then proceeded in Clinical Research, and later he was appointed as International Project Director leading multidisciplinary teams in drug development.

At The Medicines Company Inc., he was Senior Director for Project Management and following its successful IPO on Nasdaq in August 2000, he joined Speedel AG, a BioPharmaceutical company based in Basel, Switzerland. There he held several different positions of high responsibility, starting as Project Director, then Head of Project

Management and finally Managing Director of Speedel Experimenta. Speedel AG was successfully listed on the Swiss Stock Exchange in September 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACRONGENOMICS INC.

/s/ Platon Tzouvlais

Platon Tzouvalis, President

Date: September 6, 2007